UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2, 2014
(August 29, 2014)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Devon Assets Acquisition
On August 29, 2014, Linn Energy, LLC, (“the Company”), through one of its wholly-owned subsidiaries, Linn Energy Holdings, LLC (“LEH”), and the EAT Entities (described below) closed its previously announced acquisition of certain oil and natural gas properties and related assets located primarily in the Rockies, Mid-Continent, east Texas, north Louisiana and south Texas regions (the “Devon Assets”) from affiliates of Devon Energy Corporation (“Devon”) for a purchase price of $2.24 billion, subject to post-closing adjustments (the “Devon Assets Acquisition”).
The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated June 27, 2014, between Devon Energy Production Company, L.P. and Devon Uinta Basin Corporation, as sellers, and LEH, as buyer, a copy of which was filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.
Section 1031 Arrangement
The Devon Assets Acquisition was structured as a reverse tax-deferred exchange (a “Reverse 1031 Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). LEH entered into a Qualified Exchange Accommodation Agreement (the “QEAA”) dated August 29, 2014, with LINN 1031 Holdings, LLC (the “EAT”), which qualifies as an Exchange Accommodation Titleholder (as defined in the QEAA) and its subsidiary, LINN Exchange Properties, LLC (the “EAT OPCO” and, together with the EAT, the “EAT Entities”) for a Reverse 1031 Exchange. Pursuant to the QEAA, LEH assigned its rights to acquire the Devon Assets to EAT OPCO and as a result EAT OPCO has acquired legal title to all of the Devon Assets for potential reinvestment as like-kind replacement property as defined under Section 1031 of the Internal Revenue Code.
Bridge Loan Agreement
On August 29, 2014, the Company entered into a bridge loan agreement (the “Bridge Loan Agreement”) with Barclays Bank PLC, as administrative agent, and the other agents and lenders party thereto, pursuant to which the Company borrowed an aggregate principal amount of $1.0 billion of term loans. The proceeds of the Bridge Loan Agreement were used to partially fund the Devon Assets Acquisition. The Bridge Loan Agreement is unsecured and is guaranteed by all of the Company’s material domestic subsidiaries which guarantee the Company’s Sixth Amended and Restated Credit Facility (as further amended, the “Amended Credit Facility”).
The loans made under the Bridge Loan Agreement on the funding date (the “Initial Loans”) mature on the first anniversary of the funding date (the “Initial Maturity Date”). At the Company’s election, interest on the Initial Loans is determined by reference to either (i) London Interbank Offered Rate (“LIBOR”) plus 5.0% plus an applicable margin per annum or (ii) ABR plus 4.0% plus an applicable margin per annum. The applicable margin is 0% for the first three months after the funding date and, thereafter, increases by 0.50% at the end of each subsequent three-month period. If any Initial Loans remain outstanding on the Initial Maturity Date and no bankruptcy event of default then exists, all Initial Loans then outstanding shall automatically be converted into term loans which mature on the seventh anniversary of the funding date (such converted loans, the “Term Loans”). The Term Loans shall bear interest at the rates set forth in the Bridge Loan Agreement.
The Bridge Loan Agreement contains various affirmative covenants, which are substantially similar to the affirmative covenants in the Amended Credit Facility and various negative covenants, which are substantially similar to the negative covenants in the indentures governing the Company’s senior notes.
The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Bridge Loan Agreement, a copy of which will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.
Term Loan Agreement
On August 29, 2014, EAT OPCO entered into a 364-day term loan agreement (the “Term Loan Agreement”) with The Bank of Nova Scotia, as administrative agent, and the other agents and lenders party thereto, pursuant to which EAT OPCO borrowed an aggregate principal amount of $1.3 billion of term loans. The proceeds of the Term Loan Agreement were used to partially fund the Devon Assets Acquisition. The obligations of EAT OPCO under the Term Loan Agreement are required to be secured by certain of the oil and natural gas properties and personal property of EAT OPCO and its material subsidiaries (if any), as well as a pledge of 100% of the equity interests in EAT OPCO. Specifically, EAT OPCO is required to maintain mortgages on properties representing at least 80% of the total value of oil and natural gas properties included on the most recent reserve report. Additionally, the obligations under the Term Loan Agreement are to be guaranteed by all of EAT OPCO’s material subsidiaries (if any). As of the closing date of the Term Loan Agreement, there were no guarantors.
The loans under the Term Loan Agreement may be repaid at the option of EAT OPCO without premium or penalty, subject to breakage costs. At EAT OPCO’s election, interest on the loans under the Term Loan Agreement is determined by reference to either (i) LIBOR plus an applicable margin per annum which is 3.0% for the period beginning on the closing date of the Term Loan Agreement and ending on the day that is 180 days thereafter (the “Initial Period”) or (ii) ABR plus an applicable margin per annum which is 2.0% for the Initial Period; in each case, the applicable margin increases by 0.50% for the three-month period beginning after the Initial Period and, thereafter, increases by an additional 0.25% at the end of each subsequent three-month period. Interest is generally payable quarterly for loans bearing interest based on the ABR and at the end of the applicable interest period for loans bearing interest at LIBOR. Loans under the Term Loan Agreement are required to be prepaid with 100% of the net cash proceeds from nonordinary course asset sales (subject to certain baskets described in the Term Loan Agreement) and 100% of the net cash proceeds from the issuance of nonpermitted indebtedness.
The Term Loan Agreement contains various covenants, including covenants which limit the ability of Linn Exchange to: (i) incur indebtedness, (ii) enter into commodity and interest rate swaps, (iii) grant certain liens, (iv) make certain loans, acquisitions, capital contributions and other investments, (v) make distributions, and (vi) merge or consolidate, or engage in certain asset dispositions, including a sale of all or substantially all of assets. The Term Loan Agreement also contains (i) a financial covenant which requires EAT OPCO to maintain a minimum ratio of adjusted earnings to interest expense and (ii) customary events of default.
The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Devon for the six months ended June 30, 2014, and June 30, 2013, and the audited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Devon for the years ended December 31, 2013, December 31, 2012, and December 31, 2011, and the independent registered public accounting firm’s report related thereto, are attached as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro forma financial information.
The unaudited pro forma condensed combined balance sheet of LINN Energy as of June 30, 2014, which gives effect to Devon Assets Acquisition, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the six months ended June 30, 2014, and for the year ended December 31, 2013, which give effect to the Devon Assets Acquisition and Berry Acquisition, are attached as Exhibit 99.2 and incorporated herein by reference.

(d)	Exhibits.

23.1    Consent of Independent Registered Public Accounting Firm
99.1    The unaudited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Devon for the six months ended June 30, 2014, and June 30, 2013, and the audited statements of revenues and direct operating expenses, including the notes thereto, for the assets acquired from Devon for the years ended December 31, 2013, December 31, 2012, and December 31, 2011, and the independent registered public accounting firm’s report related thereto.
99.2    The unaudited pro forma condensed combined balance sheet of LINN Energy as of June 30, 2014, which gives effect to Devon Assets Acquisition, and the unaudited pro forma condensed combined statements of operations of LINN Energy for the six months ended June 30, 2014, and for the year ended December 31, 2013, which give effect to the Devon Assets Acquisition and Berry Acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: September 2, 2014	/s/ David B. Rottino
David B. Rottino
Executive Vice President, Business Development
and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)

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